Exhibit 99.1

Tesoro Logistics LP Reports Fourth Quarter and Full Year 2013 Results

•	Fourth quarter distributable cash flow of $35.4 million, an 81% increase over last year’s fourth quarter

•	Quarterly distribution of $0.565 per limited partner unit, a 4% increase over prior quarter and a 20% increase over last year’s fourth quarter

•	Strategically transformational year with combined $1.3 billion acquisition of Southern California Distribution System and $355 million acquisition of Northwest Products System

•	Well positioned to capture growth in 2014 from High Plains Pipeline reversal and storage projects and benefits of Tesoro’s integration of its Los Angeles refinery

SAN ANTONIO - February 5, 2014 - Tesoro Logistics LP (NYSE: TLLP) (“TLLP” or the “Partnership”) today reported fourth quarter 2013 net income of $7.4 million, or $0.33 per diluted common limited partner unit. This amount includes historical results reported by Tesoro Corporation (“Tesoro” or “predecessor”) on assets TLLP acquired during the quarter. Excluding predecessor results, TLLP earned net income of $20.8 million.

For the twelve months ended December 31, 2013 (the "2013 Period"), the Partnership reported net income of $41.6 million, or $1.47 per diluted common limited partner unit. Excluding historical results reported by the predecessor on assets acquired during the 2013 Period, TLLP reported net income of $79.7 million.

Generally, assets acquired from the predecessor have been part of the integrated operations of Tesoro. Tesoro generally only recognized the costs and did not record revenue associated with terminalling and transportation transactions prior to the acquisition of these assets. As such, the predecessor’s net income reflects costs without offsetting revenues and is lower than TLLP’s net income excluding predecessor results, a measure reflective of TLLP’s actual performance. Please see “Factors Affecting Comparability” in the supplemental information included with this press release for a more detailed explanation.

Distributable cash flow, for the fourth quarter was $35.4 million, excluding predecessor results and costs of $3.1 million incurred as a result of the Northwest Products Pipeline inspection and maintenance program. On January 22, 2014, the Partnership announced its quarterly cash distribution of $36.3 million, or $0.565 per limited partnership unit, or $2.26 on an annualized basis. This distribution represents a 4 percent increase over the quarterly distribution of $0.545 per unit ($2.18 per unit on an annualized basis) paid in November 2013 and a 20 percent increase over the fourth quarter 2012 distribution paid in February 2013.

“The successful acquisition of the second tranche of Los Angeles logistics assets during the quarter capped a year of over $1.6 billion of transformational growth for TLLP. We’ve continued to demonstrate our commitment to growing cash distributions through the acquisition of stable, fee-based logistics assets and further strengthening our position as a midstream logistics operator,” said Greg Goff, TLLP's Chairman and Chief Executive Officer.

During Tesoro Corporation’s annual Analyst and Investor Presentation held in December 2013, Tesoro, which owns the Partnership’s general partner, highlighted growth in the logistics business through TLLP as a key strategic priority. TLLP provides the means to capture value from Tesoro’s existing and developing portfolio of logistics assets as well as the ability to continue to benefit from an increased focus on driving third-party growth through organic investments and acquisitions.

Fourth Quarter 2013 Highlights

Results of operations for the period from June 1, 2013 through December 5, 2013, include the historical predecessor results prior to the Partnership’s December 6, 2013 acquisition of the Los Angeles logistics assets (“Los Angeles Logistics Assets”) acquired from Tesoro Refining & Marketing Company LLC ("TRMC") during the quarter. As a result, operating income and volumes are not comparable on a period-to-period basis. We have provided additional information that is comparable on a period-to-period basis focusing on the results of operations of TLLP assets following the Partnership’s acquisition from TRMC and excluding predecessor results of operations. A reconciliation of the TLLP results to the full fourth quarter results can be found in the attached tables.

Excluding predecessor results, revenues for the fourth quarter totaled $98.8 million which were up $5.0 million from the prior quarter. The increase in revenue was primarily driven by contributions from the acquisition of the Los Angeles Logistics Assets during the fourth quarter. Excluding predecessor results, operating and maintenance expenses for the fourth quarter were $39.7 million which were down $0.2 million from the third quarter. Included in operating and maintenance expenses for the fourth quarter is a $3.0 million credit for expected insurance recoveries as a result of the High Plains Pipeline crude oil release reported in September 2013. The Partnership estimates negative impacts of $1.7 million to fourth quarter earnings as a result of lost throughput and increased expenses due to repairs and downtime associated with the crude oil release. General and administrative expenses for the fourth quarter include $2.0 million of acquisition costs primarily related to the Los Angeles Logistics Assets acquisition and debt exchange costs.

Excluding predecessor results and Northwest Products Pipeline inspection and maintenance program costs of $3.1 million which will be covered with cash retained from the purchase price reduction of those assets, Adjusted EBITDA for the fourth quarter grew 10% over the prior quarter of $48.3 million to $52.9 million.

On December 6, 2013, TLLP acquired the majority of the remaining Los Angeles Logistics Assets owned by TRMC, for total consideration of $650 million. The acquisition price of $650 million included cash of $585 million and TLLP equity valued at approximately $65 million. The cash consideration was financed with borrowings of $250 million from the Partnership’s revolving credit facility, proceeds from the Partnership’s equity offering that was completed during the fourth quarter and cash on hand.

On November 22, 2013, TLLP closed a public offering of 6.3 million common units representing limited partner interests in the Partnership at $51.05 per common unit. Net proceeds from the offering, totaling approximately $310 million, were used to fund a portion of the cash consideration of the acquisition of the Los Angeles Logistics Assets.

On December 17, 2013, TLLP issued $250 million 5.875% Senior Notes due 2020. Proceeds from the offering were used to repay the amounts outstanding under the Partnership’s revolving credit facility.

Strategic Update

The Partnership’s strategic initiatives remain growing EBITDA and unitholder cash distributions through organic expansion, optimization of the asset base and growth through accretive strategic acquisitions. TLLP expects to continue to benefit from its strategic partnership with Tesoro as it serves as the vehicle to capture value from the development and commercialization of logistical infrastructure.

TLLP expects to spend $100 million, net of reimbursements, during 2014 in organic growth capital. The projects are primarily focused on growth of the Partnership’s High Plains System in the Williston Basin/Bakken area of North Dakota and the Southern California terminalling and pipeline distribution system (“Southern California Distribution System”). Major projects in the 2014 expansion capital plan include the High Plains Pipeline Reversal Project, which should increase throughput on the High Plains Pipeline by more than 50 percent, and the development of the Bakken Area Storage Hub, a planned storage facility with an initial capacity of 1 million barrels, 360,000 barrels of which are currently under construction. Additionally, the Partnership plans to invest in its Southern California Distribution System to expand its San Diego and Colton terminals and capture additional pipeline throughput associated with the integration of Tesoro’s Los Angeles refining complex.

Twitter Announcement
TLLP utilizes Twitter, in conjunction with other Regulation FD-compliant disclosure vehicles, such as press releases, 8-Ks and its investor relations web site, as part of a broader investor and stakeholder communication strategy. The Twitter page can be found at http://twitter.com/TesoroLogistics.

Public Invited to Listen to Analyst Conference Call
At 11:00 a.m. CST on February 6, 2014, TLLP will broadcast, live, its conference call with analysts regarding fourth quarter 2013 and other business matters. Interested parties may listen to the live conference call over the Internet by logging on to http://www.tesorologistics.com.

About Tesoro Logistics LP
Tesoro Logistics LP, headquartered in San Antonio, Texas, is a fee-based, growth-oriented Delaware limited partnership formed by Tesoro Corporation to own, operate, develop and acquire crude oil and refined products logistics assets.

This earnings release contains certain statements that are “forward-looking” statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, the expectation of benefitting from the strategic partnership with Tesoro; estimated capital spend associated with organic growth projects; the expectation to increase throughput on the High Plains Pipeline as a result of the reversal project; the development of a commercial storage hub in the Bakken region; the expansion of San Diego and Colton terminals; and the capture of additional throughput as a result of Tesoro’s Los Angeles refining complex integration. For more information concerning factors that could affect these statements see our annual report on Form 10-K and current reports on Form 8-K filed with the Securities and Exchange Commission. We undertake no obligation to publicly release the result of any revisions to any such forward-looking statements that may be made to reflect events or circumstances that occur, or which we become aware of, after the date hereof.

Contact:
Investors:
Chris Castro, Investor Relations Manager, (210) 626-7202

Media:
Tesoro Media Relations, media@tsocorp.com, (210) 626-7702

Results of Operations (Unaudited)

Factors Affecting Comparability

The following tables present net income, distributable cash flow, earnings before interest, income taxes, depreciation and amortization expenses (“EBITDA”), adjusted EBITDA and related operational information for the three and twelve months ended December 31, 2013 and 2012.  Unless the context otherwise requires, references to “Tesoro” refer collectively to Tesoro Corporation and its subsidiaries, other than TLLP, its subsidiaries and its general partner.

In 2013 and 2012, we entered into the following transactions with Tesoro and our general partner, Tesoro Logistics GP, LLC (“TLGP”), pursuant to which TLLP acquired from Tesoro:

•
two marine terminals, a marine storage terminal, a products terminal, a petroleum coke handling and storage facility, over 100 miles of active crude oil and refined products pipeline and certain assets and properties related thereto located in Southern California (the “Los Angeles Logistics Assets”) effective December 6, 2013;

•	six marketing terminals and storage facilities located in Southern California and certain assets and properties related thereto (the “Los Angeles Terminal Assets”) effective June 1, 2013;

•	the Anacortes rail car unloading facility assets effective November 15, 2012;

•	the Long Beach marine terminal and related short-haul pipelines, including the Los Angeles short-haul pipelines effective September 14, 2012; and

•	the Martinez crude oil marine terminal assets effective April 1, 2012.

These transactions are collectively referred to as “Acquisitions from Tesoro” and were transfers between entities under common control. Accordingly, the financial information of TLLP contained herein has been retrospectively adjusted to include the historical results of the assets acquired in the Acquisitions from Tesoro prior to the effective date of each acquisition for all periods presented; provided however that the Los Angeles Terminal Assets are not included in historical results prior to the effective date of their acquisition since they were not operated by Tesoro prior to their acquisition by TLLP. We refer to the Acquisitions from Tesoro collectively as our “Predecessors.” The results of the Acquisitions from Tesoro are included in the Terminalling and Transportation segment.

The Partnership’s future results of operations may not be comparable to the Predecessor’s historical results of operations for the reasons described below:

•
Revenues.  There are differences in the way our Predecessors recorded revenues and the way the Partnership records revenues after the Acquisitions from Tesoro. The assets included in the Acquisitions from Tesoro, with the exception of the Los Angeles Terminal Assets, have historically been a part of the integrated operations of Tesoro, and our Predecessors generally recognized only the costs and did not record revenue for transactions with Tesoro in the Terminalling and Transportation segment prior to the Acquisitions from Tesoro. Accordingly, the revenues in our Predecessors’ historical financial statements relate only to amounts received from third parties for these services.

The Partnership’s revenues are generated by existing third-party contracts and from commercial agreements we entered into with Tesoro at the closing of the initial public offering on April 26, 2011 (“Initial Offering”), and subsequent to the Initial Offering, under which Tesoro pays us fees for gathering crude oil and distributing, transporting and storing crude oil and refined products.

•
General and Administrative Expenses.  Our Predecessors’ general and administrative expenses included direct charges for the management and operation of our logistics assets and certain expenses allocated by Tesoro for general corporate services, such as treasury, accounting and legal services. These expenses were charged, or allocated, to our Predecessors based on the nature of the expenses. Tesoro charges the Partnership a combination of direct charges for the management and operation of our logistics assets and a fixed annual fee for general corporate services, such as treasury, accounting and legal services. We also incur additional incremental general and administrative expenses as a result of being a separate publicly-traded partnership.

In addition, we acquired a regulated common carrier products pipeline running from Salt Lake City, Utah to Spokane, Washington and a jet fuel pipeline to the Salt Lake City International Airport (the “Northwest Products Pipeline”) and the Boise and Pocatello, Idaho and Pasco, Washington refined products terminals (collectively, the “Northwest Products System”) on June 19, 2013 (the “Northwest Products System Acquisition”) from Chevron Pipe Line Company and Northwest Terminalling Company (collectively, “Chevron”). The results of the Northwest Products System Acquisition are included in the Terminalling and Transportation segment.

Non-GAAP Financial Measures

We define EBITDA as net income before depreciation and amortization expenses, net interest and financing costs and interest income. We define adjusted EBITDA as EBITDA plus expenses incurred for the inspection and maintenance program associated with the Northwest Products System. We define distributable cash flow as adjusted EBITDA less net interest and financing costs and maintenance capital expenditures, plus reimbursement by Tesoro for certain maintenance capital expenditures and other reimbursements by Tesoro, non-cash unit-based compensation expense, the change in deferred revenue, interest income and loss on asset disposals and impairments. EBITDA, adjusted EBITDA and distributable cash flow are not measures prescribed by U.S. GAAP (“non-GAAP”) but are supplemental financial measures that are used by management and may be used by external users of our financial statements, such as industry analysts, investors, lenders and rating agencies, to assess:

•	our operating performance as compared to other publicly traded partnerships in the midstream energy industry, without regard to historical cost basis or financing methods;

•	the ability of our assets to generate sufficient cash flow to make distributions to our unitholders;

•	our ability to incur and service debt and fund capital expenditures; and

•	the viability of acquisitions and other capital expenditure projects, and the returns on investment of various investment opportunities.

We believe that the presentation of EBITDA and adjusted EBITDA will provide useful information to investors in assessing our financial condition and results of operations. The U.S. GAAP measures most directly comparable to EBITDA and adjusted EBITDA are net income and net cash from operating activities. EBITDA and adjusted EBITDA have important limitations as analytical tools, because they exclude some, but not all, items that affect net income and net cash from operating activities.

We believe that the presentation of distributable cash flow will provide useful information to investors as it is a widely accepted financial indicator used by investors to compare partnership performance, as it provides investors an enhanced perspective of the operating performance of our assets and the cash our business is generating. The U.S. GAAP measure most directly comparable to distributable cash flow is net income.

We also include the results of our operations excluding the results of our Predecessors. We believe that the presentation of our results of operations and capital expenditures excluding results of our Predecessors will provide useful information to investors in assessing our financial condition and results of operations. We believe investors want to analyze operations of our business under our current commercial agreements with Tesoro.

These non-GAAP financial metrics should not be considered in isolation or as a substitute for analysis of our results as reported under U.S. GAAP. Our definitions of these non-GAAP financial metrics may not be comparable to similarly titled measures of other companies, because they may be defined differently by other companies in our industry, thereby limiting their utility.

TESORO LOGISTICS LP
RESULTS OF OPERATIONS
(Unaudited)
(In thousands, except units and per unit amounts)

	Three Months Ended December 31,		Years Ended December 31,
	2013	2012	2013	2012
REVENUES
Crude Oil Gathering	$23,255	$21,410	$89,767	$72,432
Terminalling and Transportation (a)	76,026	26,328	215,709	84,407
Total Revenues	99,281	47,738	305,476	156,839
COSTS AND EXPENSES
Operating and maintenance expenses	50,791	18,091	150,071	63,083
General and administrative expenses (a) (b)	10,063	4,155	31,260	15,713
Depreciation and amortization expenses	15,899	3,934	43,251	13,057
Loss on asset disposals and impairments	—	278	177	535
Total Costs and Expenses	76,753	26,458	224,759	92,388
OPERATING INCOME	22,528	21,280	80,717	64,451
Interest and financing costs, net (c)	(15,123)	(5,632)	(39,582)	(8,992)
Interest income	9	48	502	48
NET INCOME	7,414	15,696	41,637	55,507
Loss attributable to Predecessors	13,336	876	38,017	1,284
Net income attributable to partners	20,750	16,572	79,654	56,791
General partner’s interest in net income, including incentive distribution rights	(5,076)	(1,238)	(12,153)	(2,674)
Limited partners’ interest in net income	$15,674	$15,334	$67,501	$54,117

Net income per limited partner unit:
Common - basic	$0.33	$0.53	$1.48	$1.90
Common - diluted	$0.33	$0.53	$1.47	$1.89
Subordinated - basic and diluted	$0.26	$0.30	$1.35	$1.47

Weighted average limited partner units outstanding:
Common units - basic	34,780,014	20,158,703	31,545,935	16,614,668
Common units - diluted	34,858,113	20,270,174	31,618,434	16,708,950
Subordinated units - basic and diluted	15,254,890	15,254,890	15,254,890	15,254,890

Cash distributions per unit (d)	$0.5650	$0.4725	$2.1100	$1.7150
_______________

(a)
See discussion of the factors affecting comparability noted on page 5. As a result of these factors, the Partnership's revenues and general and administrative expenses may not be comparable to the Predecessors’ historical revenues and general and administrative expenses.

(b)
General and administrative expenses include transaction costs related to the Acquisitions from Tesoro and the Northwest Products System Acquisition and costs to integrate the acquired assets into our existing business of $1.7 million and $1.2 million in the three months ended December 31, 2013 and 2012, respectively, and $6.4 million and $2.8 million in the twelve months ended December 31, 2013 and 2012, respectively.

(c)
Net interest and financing costs are higher in the three and twelve months ended December 31, 2013 primarily as a result of the senior notes due 2020 issued in September 2012 and December 2013 and the senior notes due 2021 issued in August 2013.

(d)	On January 22, 2014, we declared a quarterly cash distribution of 0.5650 per limited partner unit for the fourth quarter of 2013.

TESORO LOGISTICS LP
RESULTS OF OPERATIONS
RECONCILIATION OF PARTNERSHIP AND PREDECESSOR (e)
(Unaudited)
(In thousands)

	Tesoro Logistics LP	Predecessors	Three Months Ended December 31, 2013
REVENUES
Crude Oil Gathering	$23,255	$—	$23,255
Terminalling and Transportation (a)	75,524	502	76,026
Total Revenues	98,779	502	99,281
COSTS AND EXPENSES
Operating and maintenance expenses	39,672	11,119	50,791
General and administrative expenses (a)	9,296	767	10,063
Depreciation and amortization expenses	13,947	1,952	15,899
Total Costs and Expenses	62,915	13,838	76,753
OPERATING INCOME (LOSS)	35,864	(13,336)	22,528
Interest and financing costs, net	(15,123)	—	(15,123)
Interest income	9	—	9
NET INCOME (LOSS)	20,750	(13,336)	7,414
Loss attributable to Predecessors	—	13,336	13,336
Net income attributable to partners	$20,750	$—	$20,750

	Tesoro Logistics LP	Predecessors	Year Ended December 31, 2013
REVENUES
Crude Oil Gathering	$89,767	$—	$89,767
Terminalling and Transportation (a)	214,286	1,423	215,709
Total Revenues	304,053	1,423	305,476
COSTS AND EXPENSES
Operating and maintenance expenses	118,241	31,830	150,071
General and administrative expenses (a)	29,507	1,753	31,260
Depreciation and amortization expenses	37,394	5,857	43,251
Loss on asset disposals and impairments	177	—	177
Total Costs and Expenses	185,319	39,440	224,759
OPERATING INCOME (LOSS)	118,734	(38,017)	80,717
Interest and financing costs, net	(39,582)	—	(39,582)
Interest income	502	—	502
NET INCOME (LOSS)	79,654	(38,017)	41,637
Loss attributable to Predecessors	—	38,017	38,017
Net income attributable to partners	$79,654	$—	$79,654
_______________

(e)
See “Non-GAAP Financial Measures” on page 6 for a definition of EBITDA, adjusted EBITDA and distributable cash flow and for information regarding the disaggregated presentation of our results of operations to exclude our Predecessors.

TESORO LOGISTICS LP
RECONCILIATION OF AMOUNTS REPORTED UNDER U.S. GAAP
(Unaudited)
(In thousands)

	Three Months Ended December 31,		Years Ended December 31,
	2013	2012	2013	2012
Reconciliation of EBITDA, Adjusted EBITDA and Distributable Cash Flow to Net Income:
Net income	$7,414	$15,696	$41,637	$55,507
Depreciation and amortization expenses	15,899	3,934	43,251	13,057
Interest and financing costs, net	15,123	5,632	39,582	8,992
Interest income	(9)	(48)	(502)	(48)
EBITDA (e)	38,427	25,214	123,968	77,508
Inspection and maintenance expenses associated with the Northwest Products System	3,114	—	5,015	—
Adjusted EBITDA (e)	41,541	25,214	128,983	77,508
Interest and financing costs, net (c)	(15,123)	(5,632)	(39,582)	(8,992)
Maintenance capital expenditures (f)	(5,412)	(3,794)	(15,725)	(10,719)
Reimbursement for maintenance capital expenditures (f)	621	3,241	4,975	6,169
Non-cash unit-based compensation expense	498	328	1,915	1,191
Change in other deferred revenue	290	—	1,082	—
Change in deferred revenue related to shortfall payments	554	130	760	309
Interest income	9	48	502	48
Loss on asset disposals and impairments	—	278	177	535
Other reimbursements	—	(703)	—	—
Distributable Cash Flow (e)	$22,978	$19,110	$83,087	$66,049

Reconciliation of EBITDA to Net Cash from Operating Activities:
Net cash from operating activities	$21,480	$23,834	$98,367	$77,505
Interest and financing costs, net (c)	15,123	5,632	39,582	8,992
Changes in assets and liabilities	3,034	(3,115)	(9,260)	(6,068)
Amortization of debt issuance costs	(703)	(483)	(2,111)	(1,147)
Unit-based compensation expense	(498)	(328)	(1,931)	(1,191)
Interest income	(9)	(48)	(502)	(48)
Loss on asset disposals and impairments	—	(278)	(177)	(535)
EBITDA (e)	$38,427	$25,214	$123,968	$77,508
_______________

(f)	Maintenance capital expenditures include expenditures required to maintain equipment, ensure the reliability, integrity and safety of our tankage and pipelines and address environmental regulations.

TESORO LOGISTICS LP
RECONCILIATION OF AMOUNTS REPORTED UNDER U.S. GAAP
RECONCILIATION OF PARTNERSHIP AND PREDECESSORS (e)
(Unaudited)
(In thousands)

	Tesoro Logistics LP	Predecessors	Three Months Ended December 31, 2013
Reconciliation of EBITDA, Adjusted EBITDA and Distributable Cash Flow to Net Income (Loss):
Net income (loss)	$20,750	$(13,336)	$7,414
Depreciation and amortization expenses	13,947	1,952	15,899
Interest and financing costs, net	15,123	—	15,123
Interest income	(9)	—	(9)
EBITDA (e)	49,811	(11,384)	38,427
Inspection and maintenance expenses associated with the Northwest Products System	3,114	—	3,114
Adjusted EBITDA (e)	52,925	(11,384)	41,541
Interest and financing costs, net	(15,123)	—	(15,123)
Maintenance capital expenditures (f)	(4,333)	(1,079)	(5,412)
Reimbursement for maintenance capital expenditures (f)	621	—	621
Non-cash unit-based compensation expense	492	6	498
Change in other deferred revenue	290	—	290
Change in deferred revenue related to shortfall payments	554	—	554
Interest income	9	—	9
Distributable Cash Flow (e)	$35,435	$(12,457)	$22,978

Reconciliation of EBITDA to Net Cash from (used in) Operating Activities:
Net cash from (used in) operating activities	$32,795	$(11,315)	$21,480
Interest and financing costs, net	15,123	—	15,123
Changes in assets and liabilities	3,097	(63)	3,034
Amortization of debt issuance costs	(703)	—	(703)
Unit-based compensation expense	(492)	(6)	(498)
Interest income	(9)	—	(9)
EBITDA (e)	$49,811	$(11,384)	$38,427

TESORO LOGISTICS LP
RECONCILIATION OF AMOUNTS REPORTED UNDER U.S. GAAP
RECONCILIATION OF PARTNERSHIP AND PREDECESSORS (e)
(Unaudited)
(In thousands)

	Tesoro Logistics LP	Predecessors	Year Ended December 31, 2013
Reconciliation of EBITDA, Adjusted EBITDA and Distributable Cash Flow to Net Income (Loss):
Net income (loss)	$79,654	$(38,017)	$41,637
Depreciation and amortization expenses	37,394	5,857	43,251
Interest and financing costs, net	39,582	—	39,582
Interest income	(502)	—	(502)
EBITDA (e)	156,128	(32,160)	123,968
Inspection and maintenance costs associated with the Northwest Products System	5,015	—	5,015
Adjusted EBITDA (e)	161,143	(32,160)	128,983
Interest and financing costs, net	(39,582)	—	(39,582)
Maintenance capital expenditures (f)	(13,735)	(1,990)	(15,725)
Reimbursement for maintenance capital expenditures (f)	4,975	—	4,975
Non-cash unit-based compensation expense	1,900	15	1,915
Change in other deferred revenue	1,082	—	1,082
Change in deferred revenue related to shortfall payments	760	—	760
Interest income	502	—	502
Loss on asset disposals and impairments	177	—	177
Distributable Cash Flow (e)	$117,222	$(34,135)	$83,087

Reconciliation of EBITDA to Net Cash from (used in) Operating Activities:
Net cash from (used in) operating activities	$115,436	$(17,069)	$98,367
Interest and financing costs, net	39,582	—	39,582
Changes in assets and liabilities	5,816	(15,076)	(9,260)
Amortization of debt issuance costs	(2,111)	—	(2,111)
Unit-based compensation expense	(1,916)	(15)	(1,931)
Interest income	(502)	—	(502)
Loss on asset disposals and impairments	(177)	—	(177)
EBITDA (e)	$156,128	$(32,160)	$123,968

TESORO LOGISTICS LP
SELECTED OPERATING SEGMENT DATA
(Unaudited)
(In thousands, except barrel and per barrel amounts)

	Three Months Ended December 31,		Years Ended December 31,
	2013	2012	2013	2012
CRUDE OIL GATHERING
Pipeline:
Pipeline revenues	$10,465	$9,190	$39,637	$33,012
Pipeline throughput (barrels per day (“bpd”)) (g)	88,271	77,459	85,572	66,615
Average pipeline revenue per barrel (h)	$1.29	$1.29	$1.27	$1.35
Trucking:
Trucking revenues	$12,790	$12,220	$50,130	$39,420
Trucking volume (bpd) (g)	42,682	46,837	44,363	37,537
Average trucking revenue per barrel (h)	$3.26	$2.84	$3.10	$2.87
Total Revenues	$23,255	$21,410	$89,767	$72,432
Costs and Expenses:
Operating and maintenance expenses (i)	$9,630	$12,906	$51,478	$44,477
Imbalance settlement gains	(27)	(843)	(2,145)	(4,703)
General and administrative expenses	689	511	3,010	2,875
Depreciation and amortization expenses	1,024	901	4,085	3,383
Total Costs and Expenses	11,316	13,475	56,428	46,032
CRUDE OIL GATHERING SEGMENT OPERATING INCOME	$11,939	$7,935	$33,339	$26,400
_______________

(g)	Also includes barrels that were gathered and then delivered into our High Plains Pipeline by truck.

(h)
Management uses average revenue per barrel to evaluate performance and compare profitability to other companies in the industry. There are a variety of ways to calculate average revenue per barrel; different companies may calculate it in different ways. We calculate average revenue per barrel as revenue divided by the number of days in the period divided by throughput (bpd). Investors and analysts use this financial measure to help analyze and compare companies in the industry on the basis of operating performance. This financial measure should not be considered as an alternative to segment operating income, revenues and operating expenses or any other measure of financial performance presented in accordance with U.S. GAAP.

(i)
Operating and maintenance expenses for the Crude Oil Gathering segment in the twelve months ended December 31, 2013 include $2.3 million of imbalance settlement losses and environmental expenses associated with the crude oil pipeline release in North Dakota for the twelve months ended December 31, 2013, net of $3.0 million of income for the related expected insurance recoveries recorded in the three months ended December 31, 2013.

TESORO LOGISTICS LP
SELECTED OPERATING SEGMENT DATA
(Unaudited)
(In thousands, except barrel and per barrel amounts)

	Three Months Ended December 31,		Years Ended December 31,
	2013	2012	2013	2012
TERMINALLING AND TRANSPORTATION (j)
Terminalling:
Terminalling revenues (a) (k)	$61,542	$24,472	$184,806	$77,335
Terminalling throughput (bpd)	903,849	383,660	713,246	344,431
Average terminalling revenue per barrel (h) (k)	$0.74	$0.69	$0.71	$0.61
Pipeline transportation:
Pipeline transportation revenues (a)	$14,484	$1,856	$30,903	$7,072
Pipeline transportation throughput (bpd) (l)	325,375	79,129	169,287	88,857
Average pipeline transportation revenue per barrel (h) (l)	$0.48	$0.25	$0.50	$0.22
Total Revenues	$76,026	$26,328	$215,709	$84,407
Costs and Expenses:
Operating and maintenance expenses	$42,553	$7,180	$106,144	$28,292
Imbalance settlement gains	(1,365)	(1,152)	(5,406)	(4,983)
General and administrative expenses (a)	3,976	647	10,833	3,131
Depreciation and amortization expenses	14,875	3,033	39,166	9,674
Loss on asset disposals and impairments	—	278	177	535
Total Costs and Expenses	60,039	9,986	150,914	36,649
TERMINALLING AND TRANSPORTATION SEGMENT OPERATING INCOME	$15,987	$16,342	$64,795	$47,758
_______________

(j)
The Terminalling and Transportation segment includes predecessor results of operations and volumes related to the Los Angeles Logistics Assets from June 1, 2013 through December 5, 2013. See disaggregated presentation of our results of operations to exclude our Predecessors on page 14.

(k)
The Partnership adjusted the disclosure of terminalling revenues to include amounts previously reported as storage revenues. Prior period balances for terminalling revenues and average terminalling revenue per barrel have been adjusted to conform to current presentation.

(l)
The predecessor did not separately track transportation volumes on the pipeline assets acquired prior to the Los Angeles Logistics Assets acquisition date. Therefore, 2013 pipeline transportation throughput and average pipeline transportation revenue per barrel information has not been adjusted to include activity prior to December 6, 2013.

TESORO LOGISTICS LP
SELECTED OPERATING SEGMENT DATA
RECONCILIATION OF PARTNERSHIP AND PREDECESSOR (e)
(Unaudited)
(In thousands, except barrel and per barrel amounts)

	Tesoro Logistics LP	Predecessors	Three Months Ended December 31, 2013
REVENUES (a)
Terminalling revenues (k)	$61,040	$502	$61,542
Pipeline transportation revenues	14,484	—	14,484
Total Revenues	75,524	502	76,026
COSTS AND EXPENSES
Operating and maintenance expenses	30,069	11,119	41,188
General and administrative expenses (a)	3,209	767	3,976
Depreciation and amortization expenses	12,923	1,952	14,875
Total Costs and Expenses	46,201	13,838	60,039
TERMINALLING AND TRANSPORTATION SEGMENT OPERATING INCOME (LOSS)	$29,323	$(13,336)	$15,987
VOLUMES (bpd)
Terminalling throughput	636,685
Average terminalling revenue per barrel (h) (k)	$1.04
Pipeline transportation throughput (l)	325,375
Average pipeline transportation revenue per barrel (h) (l)	$0.48

	Tesoro Logistics LP	Predecessors	Year Ended December 31, 2013
REVENUES (a)
Terminalling revenues (k)	$183,383	$1,423	$184,806
Pipeline transportation revenues	30,903	—	30,903
Total Revenues	214,286	1,423	215,709
COSTS AND EXPENSES
Operating and maintenance expenses	68,908	31,830	100,738
General and administrative expenses (a)	9,080	1,753	10,833
Depreciation and amortization expenses	33,309	5,857	39,166
Loss on asset disposals and impairments	177	—	177
Total Costs and Expenses	111,474	39,440	150,914
TERMINALLING AND TRANSPORTATION SEGMENT OPERATING INCOME (LOSS)	$102,812	$(38,017)	$64,795
VOLUMES (bpd)
Terminalling throughput	518,226
Average terminalling revenue per barrel (h) (k)	$0.97
Pipeline transportation throughput (l)	169,287
Average pipeline transportation revenue per barrel (h) (l)	$0.50

TESORO LOGISTICS LP
SELECTED FINANCIAL DATA
(Unaudited)
(In thousands)

	Three Months Ended December 31,		Years Ended December 31,
	2013	2012	2013	2012
Capital Expenditures
Expansion	$18,460	$12,260	$62,884	$80,633
Maintenance (f)	5,412	3,794	15,725	10,719
Total Capital Expenditures	$23,872	$16,054	$78,609	$91,352

TESORO LOGISTICS LP
SELECTED FINANCIAL DATA
RECONCILIATION OF PARTNERSHIP AND PREDECESSOR (e)
(Unaudited)
(In thousands)

	Tesoro Logistics LP	Predecessors	Three Months Ended December 31, 2013
Capital Expenditures
Expansion	$17,804	$656	$18,460
Maintenance (f)	4,333	1,079	5,412
Total Capital Expenditures	$22,137	$1,735	$23,872

	Tesoro Logistics LP	Predecessors	Year Ended December 31, 2013
Capital Expenditures
Expansion	$62,223	$661	$62,884
Maintenance (f)	13,735	1,990	15,725
Total Capital Expenditures	$75,958	$2,651	$78,609

TESORO LOGISTICS LP
SELECTED FINANCIAL DATA
(Unaudited)
(In thousands)

	Three Months Ended December 31,		Years Ended December 31,
	2013	2012	2013	2012
General and Administrative Expenses
Crude Oil Gathering	$689	$511	$3,010	$2,875
Terminalling and Transportation (a)	3,976	647	10,833	3,131
Unallocated (b)	5,398	2,997	17,417	9,707
Total General and Administrative Expenses	$10,063	$4,155	$31,260	$15,713

TESORO LOGISTICS LP
BALANCE SHEET DATA
(Unaudited)
(In thousands)

	December 31, 2013	December 31, 2012
Cash and cash equivalents	$23,203	$19,290
Total Debt	1,164,343	354,032